Exhibit 99.1

FNB Corp. to Acquire Integrity Financial Corporation

For Immediate Release

September 19, 2005, 8:00 a.m.

Asheboro, N.C. – (Business Wire) – September 19, 2005 – Michael C. Miller, Chairman, President and Chief Executive Officer of FNB Corp. (FNB) (NASDAQ: FNBN) and W. Alex Hall, Jr., President and Chief Executive Officer of Integrity Financial Corporation (Integrity) (NASDAQ: IFCB) today announced the signing of a definitive agreement for the merger of Integrity into FNB to create a new bank holding company to be known as FNB United Corp. (FNB United). The agreement provides that FNB will issue a combination of common stock and cash for the outstanding shares of Integrity common stock. Integrity shareholders will receive 0.8743 shares of FNB common stock and $5.20 in cash for each share of Integrity common stock. Based on a value per share of $23.65, the transaction price represents 188% of Integrity’s book value as of June 30, 2005 and the total transaction value is approximately $123.9 million.

The merger of Integrity with FNB to form FNB United creates a $1.8 billion bank holding company with 41 community offices in 17 counties extending from the Central and Southern Piedmont and Sandhills to the Foothills and Mountains of Western North Carolina, providing quality banking and wealth management services in vibrant, growing markets. In May of 2005, FNB announced its agreement to acquire United Financial Inc., with offices in Burlington, Graham, and Hillsborough, flanking the Research Triangle area.

David E. Cline, Integrity Board Chairman, stated, “This transaction provides Integrity shareholders with significant and immediate value, and the opportunity to participate as shareholders in a larger institution that has a track record of success and return to its shareholders.”

“We are particularly excited to welcome the Integrity Financial team of employees of First Gaston Bank and Catawba Valley Bank, and its division Northwestern Bank, into the

FNB family. We believe that combining our franchises will enable us to take advantage of significant growth opportunities and to serve some of the greatest markets in North Carolina,” commented FNB President Miller. “Expansion along the Interstate Highway corridors through the growth areas of North Carolina has been a strategic priority for FNB Corp., and Integrity’s significant presence along the I-77 interstate corridor and the Charlotte-metro, foothills and mountain locations positions our resulting bank holding company for service, growth and expansion in some of the best markets in North Carolina. Combined with our de novo entry with our first of two new YES! Banks in Greensboro, the addition of the Integrity team and our pending merger with United Financial creates the platform for a growing, powerhouse banking franchise.”

“We are extremely pleased to partner with FNB Corp. and First National,” added Hall, Integrity CEO. “First National has long been known as one of the strongest community banks in North Carolina and the country, and we share a common vision with regard to community banking and customer service.”

In the merger, 78% of the total number of outstanding shares of Integrity common stock will be exchanged for FNB common stock and the remaining 22% will be exchanged for cash. The stock portion of the consideration to Integrity shareholders is intended to qualify as a tax-free transaction. All outstanding Integrity stock options will be assumed by FNB. As part of the agreement, four members of Integrity’s Board of Directors will be added to the Board of FNB.

Steve Ikerd, Catawba Valley Bank Chairman, said, “First National’s YES YOU CAN® – YES WE CAN® brand promise is ideally suited for our customers and communities. We look forward to building on Integrity’s success in our markets through the combination of our companies with this strong franchise.”

Loretta P. Dodgen, First Gaston Bank Chairwoman, concurred. “The merger improves our ability to serve our customers, expands career opportunities for our employees and enhances the value we provide to the communities we serve.”

According to Hall, plans will continue to merge Integrity’s subsidiaries, Catawba Valley Bank and First Gaston Bank, into one banking subsidiary prior to closing. Each community bank office will continue for the present time to operate and do business under present operating identities as Catawba Valley Bank, Northwestern Bank or First Gaston Bank. FNB plans to merge all banking subsidiaries into one charter sometime in the third or fourth quarter of 2006 in order to maximize branding and marketing synergies.

“Our staff has shown great dedication and we are pleased that Integrity Financial has continued to build on the positive trends established in the first and second quarters of this year,” said Hall. “Our improved earnings this year have been driven by much improved credit quality and will help provide a springboard for the future success of our combined companies.”

The transaction is subject to certain conditions, including the approval of Integrity and FNB shareholders and applicable regulatory authorities. The merger is anticipated to close in the early second quarter of 2006.

FNB Corp. is the central North Carolina-based bank holding company for First National Bank and Trust Company and Dover Mortgage Company. Assets as of June 30, 2005 were $905 Million. Chartered in 1907, First National (www.MyYesBank.com) operates 21 community YES! Banks in Archdale, Asheboro, Biscoe, China Grove, Ellerbe, Greensboro, Kannapolis, Laurinburg, Pinehurst, Ramseur, Randleman, Rockingham, Salisbury, Seagrove, Siler City, Southern Pines and Trinity. Dover Mortgage Company (www.dovermortgage.com) operates mortgage production offices in Carolina Beach, Charlotte, Goldsboro, Greenville, Lake Norman, Leland, Raleigh and Wilmington. Through its subsidiaries, FNB offers a complete line of consumer, mortgage and business banking services, including loan, deposit, cash management, wealth management and internet banking services. The Federal Deposit Insurance Corporation insures First National’s deposits up to applicable limits.

Integrity Financial (www.integrityfinancialcorp.com) is the parent company for Catawba Valley Bank and First Gaston Bank. Catawba Valley Bank began operations in 1995 and operates 12 community offices in Hickory, Mooresville, Newton and Statesville. Northwestern Bank of Wilkesboro began operations in 1992, operating community offices in Boone, Millers Creek, Taylorsville, Wilkesboro and West Jefferson and was acquired by Catawba Valley in 2002. First Gaston Bank commenced operations in 1995 and operates five community offices in Belmont, Dallas, Gastonia, Mt Holly and Stanley. Integrity had assets of $668 million as of June 30, 2005.

United Financial is the parent company for Alamance Bank (www.alamancebank.com), which began operations in September 1998. Alamance Bank had total assets of $151 million as of June 30, 2005. It operates three full service banking offices in central North Carolina, two in Alamance County (Graham and Burlington) and the only independent bank office in Orange County (Hillsborough).

FNB stock is traded on the NASDAQ National Market under the symbol FNBN. Market makers are Scott & Stringfellow, Keefe, Bruyette & Woods, Goldman Sachs, FIG Partners, Ferris Baker Watts, Knight Securities, Ryan Beck & Company, Sandler O’Neill & Partners and Stern Agee and Leach. Integrity stock is traded on the NASDAQ SmallCap Market under the symbol IFCB. Market makers are Wachovia Securities, Scott & Stringfellow, Stern, Agee & Leach, Ryan Beck & Company and Anderson & Strudwick.

This news release contains forward-looking statements, including estimates of future operating results and other forward-looking financial information for FNB and Integrity. These estimates constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and involve various risks and uncertainties. Actual results may differ materially due to such factors as: (1) expected cost savings from the merger not materializing within the expected time frame; (2) revenues following the merger not meeting expectations; (3) competitive pressures among financial institutions increasing significantly; (4) costs or difficulties related to the integration of the businesses of FNB and Integrity being greater than anticipated; (5) general economic conditions being less favorable than anticipated; and (6) legislation or regulatory changes adversely affecting the business in which the combined company will be engaged. FNB does not assume any obligation to update these forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

FNB will file a registration statement with the Securities and Exchange Commission relating to the merger. The registration statement will include a joint proxy statement/prospectus, which will serve as the proxy statement of FNB and Integrity relating to the solicitation of proxies for use at the meetings of their respective shareholders to approve the merger and the prospectus of FNB relating to the offer and distribution of FNB common stock in the merger. Investors are urged to read the joint proxy statement/prospectus and any other relevant documents to be filed with the Securities and Exchange Commission because they contain important information. Investors will be able to obtain these documents free of charge at the Commission’s web site (www.sec.gov). In addition, documents filed with the Commission by FNB will be available free of charge from the Treasurer and Secretary, FNB Corp., 101 Sunset Avenue, Asheboro, North Carolina 27203.

The directors and executive officers of Integrity may be soliciting proxies in favor of the merger from the shareholders of Integrity. Information about these directors and executive officers is contained in the most recent proxy statement issued by Integrity, copies of which may be obtained from the Secretary, Integrity Financial Corporation., 39 Second Street, N.W., Hickory, North Carolina 28601. Additional information regarding the interests of these persons may be obtained by reading the joint proxy statement/prospectus regarding the proposed transaction when it becomes available.

The directors and executive officers of FNB may be soliciting proxies in favor of the merger from the shareholders of FNB. Information about these directors and executive officers is contained in the most recent proxy statement issued by FNB, copies of which may be obtained from the Secretary, FNB Corp., 101 Sunset Avenue, Asheboro, North Carolina 27203. Additional information regarding the interests of these persons may be obtained by reading the joint proxy statement/prospectus regarding the proposed transaction when it becomes available.

FNB Corp.	Integrity Financial Corp.

Michael C. Miller, Chairman and President	W. Alex Hall, Jr., President and CEO

R. Larry Campbell, Executive Vice President	704.865.4202

336.626.8300